Exhibit 99.1

Information Relating to Part II.

Item 14. - Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of shares of common stock of LSB Industries, Inc., registered pursuant to the registration statement on Form S-3ASR (Registration No. 333-263882) filed on March 28, 2022, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$23,769.73
Printing and engraving expenses	50,000.00
Accounting fees and expenses	85,000.00
Legal fees and expenses	200,000.00
Transfer agent and registrar fees	6,600.00
Miscellaneous fees and expenses	4,630.27

TOTAL	$370,000.00